UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2008
COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

Nevada	000-51044	01-0668846
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 South 4th Street, Suite 215, Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 878-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 Other Events.
     On May 30, 2008 Community Bancorp (the “Company”) (NASDAQ: CBON) announced that at its annual meeting, held on May 29, 2008, the Company’s shareholders voted to: 1) re-elect directors Jacob Bingham, Dan Stewart, Edward Jamison, Gary Stewart, Lawrence Scott and Jack Woodcock to one year terms; 2) approve the amendment of the Articles of Incorporation to authorize an increase in the number of authorized shares of common stock to 50,000,000 and to create a class of preferred stock in the amount of 20,000,000 shares that, if issued, will have such terms, rights and features as may be determined by the Board of Directors and; 3) ratify Grant Thornton, LLP as the Company’s independent public accountants for 2008.
     A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are included with this Report:

Exhibit
Number	Description

99.1	Press release dated May 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP
Date: June 3, 2008	(Registrant)

/s/ Edward M. Jamison
Edward M. Jamison
President, Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated May 30, 2008